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                                                                   Exhibit 10.43

                                WARRANT AMENDMENT

      This Warrant Amendment Agreement ("Agreement") is made and entered into as of December 31, 2001 by and between Lithium Technology Corporation, a Delaware corporation ("LTC"), and Ilion Technology Corporation ("Ilion").

                                    RECITALS

      WHEREAS, LTC and Ilion have entered into a Warrant Agreement relating to warrants to purchase 7,500,000 shares of LTC Common Stock pursuant to an Agreement and Plan of Merger dated as of January 19, 2000, as amended ("LTC - Ilion Merger Agreement") (the "Warrants").

      WHEREAS, LTC and Ilion have entered into an Agreement to terminate the LTC
- Ilion Merger Agreement, and all related agreements (the "LTC-Ilion Termination Agreement").

      WHEREAS, the amendment of the Warrant is a condition to the LTC-Ilion Termination Agreement.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements contained in this Agreement, Ilion and LTC agree as follows:


1. AMENDMENT OF WARRANT TERMS In consideration of the aggregate benefits to Ilion and to LTC pursuant to the LTC-Ilion Termination Agreement the following provisions of the Warrant are amended and restated as follows:

      (a)   The number of Warrant Shares is 12,500,000.

      (b) The Warrant shall vest and be immediately exercisable upon the date hereof.

      (c)   The Warrant shall terminate on January 10, 2004.

2. NOTICES Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the LTC or Ilion under this Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at the telecopier number or its address as provided below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt to the following:
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            Lithium Technology Corporation
            5115 Campus Drive
            Plymouth Meeting, PA  19462-1129
            Attention David J. Cade
            Fax:  610-940-6091

            with a copy to:
            Gallagher, Briody & Butler
            155 Village Blvd.
            2nd Floor
            Princeton, NJ  08540

            Ilion Technology Corporation
            Goesling Chapman Bldg.
            Level 5
            63 Albert Street
            Auckland, New Zealand
            Attention: Robin Johannink
            Fax:  011-64-9-307-1749

            with a copy to:
            Keith Young
            KPMG Centre
            9 Princess Street
            Auckland, New Zealand
            Fax:  011-64-9-367-8799

3. NONWAIVER No failure or delay on either LTC or Ilion's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further excise thereof or of any other right.

4. AMENDMENTS AND WAIVERS This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the LTC and Ilion. Such waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

5. ASSIGNMENTS This Agreement shall be binding upon and inure to the benefit of Ilion and the LTC and their respective successors and assigns.

6. PARTIAL INVALIDITY If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
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7.    HEADINGS Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

8. ENTIRE AGREEMENT This Agreement constitutes and contains the entire agreement of LTC and Ilion and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

9. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

10. JURISDICTION Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such State and County. Each of the parties (i) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 2 will be deemed effective service of process on such party.

11. JURY TRIAL EACH OF LTC AND ILION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE.
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12.   COUNTERPARTS This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitutes but one and the same agreement.

                                    LITHIUM TECHNOLOGY CORPORATION


                                    By:   /s/ David J. Cade
                                       ---------------------------------------
                                    David J. Cade
                                    Chairman and Chief Executive Officer

                                    ILION TECHNOLOGY CORPORATION


                                    By:   /s/ Robin T. Johannink
                                       ---------------------------------------
                                    Robin Johannink
                                    Chairman and Chief Executive Officer